CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust of:

1)

our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in SA PGI Asset Allocation Portfolio’s, SA Wellington Capital Appreciation Portfolio’s, SA Wellington Government and Quality Bond Portfolio’s, and SA Wellington Strategic Multi-Asset Portfolio’s (the portfolios constituting Anchor Series Trust) Annual Report on Form N-CSR for the year ended December 31, 2020; and

2)

our report dated March 31, 2021, relating to the financial statements and financial highlights, of SA Columbia Technology Portfolio’s, SA JPMorgan Diversified Balanced Portfolio’s, SA JPMorgan Mid-Cap Growth Portfolio’s and SA WellsCap Aggressive Growth Portfolio’s (four of the portfolios constituting SunAmerica Series Trust) Annual Report on Form N-CSR for the year ended January 31, 2021.

We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 28, 2021